EXHIBIT INDEX

Company Press Release August 31, 2000, titled "Stewart & Stevenson Services Receives Confirmation of Financing For Gazprom's Recent Order of $23.6 Million in Oilfield Equipment."

                              Client:        Stewart & Stevenson Services, Inc.

                              Contacts:      David Stewart, Treasurer
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7657

                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600

STEWART & STEVENSON SERVICES RECEIVES CONFIRMATION OF FINANCING FOR GAZPROM'S RECENT ORDER OF $23.6 MILLION IN OILFIELD EQUIPMENT

 ORDER TO RUSSIA'S LEADING NATURAL GAS PRODUCER INCLUDES MULTIPLE PRODUCT LINES

     HOUSTON - AUGUST 31, 2000 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced today that its Petroleum Equipment Division has received confirmation of financing for a $23.6 million order from Gazprom, Russia's largest natural gas producer and transporter. The sale, scheduled to be completed by the end of January 2001, includes pumpers, blenders and associated stimulation equipment; coiled tubing units for drilling and workovers; and oiltool products, including blowout preventers, gate valves, control systems and other well safety units for hydrogen sulfide gas control.

     "We are pleased to announce that financing for this Gazprom order is now confirmed and we expect to complete all shipments by the end of our fiscal year," said Tommy Wall, vice president of Stewart & Stevenson's Petroleum Equipment Division. "By purchasing multiple products from a single supplier, Gazprom will have fewer logistical problems. We feel this is not only more convenient for the customer, but will also prove to be less expensive and take less time to deliver the products than if the purchases had been through several manufacturers."

     Stewart & Stevenson has been an established supplier of oilfield equipment to Russia and the former Soviet Union since the early 1970s. The equipment will be used in major gas fields near the cities of Astrakhan, near the Caspian Sea; Tyumen in western Siberia; and Orenburg, in the Volga-Urals region southeast of Moscow. Some of the world's largest gas fields are found in western Siberia, while the region near Orenburg contains the largest Russian gas field outside of Siberia.

     The Petroleum Equipment Division of Stewart & Stevenson manufactures and distributes a full line of well servicing products and drilling equipment backed by dependable, long-term customer support. Since the late 1940s, the Company has been a leader in providing innovative products and solutions to the oil industry. For more information about petroleum products and services, visit www.ssss.com/petro/petro.html Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures and distributes a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. Visit the Company's corporate Web site at www.ssss.com

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Stewart & Stevenson believes that its expectations, as expressed in these statements, are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from our expectations are the risks of cancellation, adjustment or termination of the contracts with Gazprom; restrictions, limitations or changes in regulations relating to the exportation of oilfield equipment to or importation of oilfield equipment into the former soviet states; the stability and economic responsibility of former soviet states; and the availability of raw materials, supplies, components, transportation, and labor in the amounts and at the times necessary to perform the contracts. Other risk factors are listed in Stewart & Stevenson Services, Inc. annual report to the Securities and Exchange Commission on Form 10-K for the year ended January 31, 2000, and Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the three months ended April 29, 2000.